UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2006

TREATY OAK BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation or organization)

333-112325	20-0413144
(Commission File Number)	(I.R.S. Employe Identification No.)

101 Westlake Drive Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(512) 617-3600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers.

(d)                                 On October 24, 2006, at a special meeting of the shareholders of Treaty Oak Bancorp, Inc. (the “Company”), Bill F. Schneider was elected to serve on the Company’s board of directors as a Class II director until the 2009 annual shareholders meeting. Mr. Schneider, age 57, has been in the medical industry since 1974, and has served primarily in executive positions since 1983.  He co-founded, expanded and sold three medical companies, two of which were national concerns. Mr. Schneider serves on the Master M.U.D. Board serving the Barton Creek Country Club development area, and is a board member for the San Saba Wildlife Management Association, where he was the founder and past president. Mr. Schneider received a B.B.A. in Marketing from the University of Texas at Austin. There is no arrangement or understanding between Mr. Schneider and any other person pursuant to which he was elected as Director and there have been no transactions or proposed transactions of the type required to be described under Item 404(a) of Regulation S-B between the Company and Mr. Schneider which have taken place since October 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Treaty Oak Bancorp, Inc. (Registrant)

Date: October 26, 2006	By:	/s/ Jeffrey L. Nash, President
Jeffrey L. Nash, President and Chief Executive Officer